Exhibit 99.1

Tickets.com, Inc.

Consolidated Financial Statements
As of and For the Year Ended December 31, 2003

TICKETS.COM, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tickets.com, Inc.

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of Tickets.com, Inc. and its subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations which raises substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans with regard to this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California
January 12, 2005

TICKETS.COM, INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share information)

December 31,
2003

ASSETS
Current assets:
Cash and cash equivalents	$5,856
Restricted cash	6,580
Accounts receivable, net of allowance of $229	9,247
Deferred costs, current portion	730
Prepaid expenses and other current assets	4,376

Total current assets	26,789
Property and equipment, net	2,248
Goodwill	9,495
Intangible assets, net	3,593
Capitalized software costs, net	609
Contract acquisition costs, net	3,413
Deferred costs, long term portion	1,085
Other assets	541

Total assets	$47,773

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$15,444
Accrued liabilities	5,589
Deferred revenue, current portion	3,870
Other current liabilities	1,044

Total current liabilities	25,947
Embedded derivatives	3,608
Deferred revenue, long term portion	7,858
Warrant liability	654
Other liabilities	257

Total liabilities	38,324

Commitments and contingencies (Note 9)
Mandatorily redeemable convertible preferred stock:
Series F, cumulative, $.000225 par value, 28,333,333 shares authorized, 25,633,333 issued and outstanding (liquidation preference — Note 10)	17,856
Series G, cumulative, $.000225 par value, 8,474,576 shares authorized, issued and outstanding (liquidation preference — Note 10)	3,400

Total mandatorily redeemable convertible preferred stock	21,256

Stockholders’ deficit:
Common stock, $.000225 par value; 225,000,000 shares authorized; 8,384,237 shares issued and outstanding	2
Additional paid-in capital	305,096
Accumulated deficit	(315,602)
Note receivable — officer	(279)
Cumulative other comprehensive loss	(1,024)

Total stockholders’ deficit	(11,807)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$47,773

The accompanying notes are an integral part of these consolidated financial statements.

TICKETS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share information)

Year Ended
December 31,
2003

Revenues:
Ticketing	$50,936
Licensing	14,273
Other	1,640

Total revenues	66,849

Cost of revenues:
Ticketing	29,232
Licensing	8,187
Other	337

Total cost of revenues	37,756

Gross profit	29,093

Operating expenses, net:
General and administrative	19,667
Product development	15,258
Sales and marketing	5,456
Amortization of intangible assets	1,752
Impairment of goodwill	2,303
Impairment of long-lived assets	1,087
Recovery of contract claim	(6,269)

Total operating expenses, net	39,254

Loss from operations	(10,161)

Other income:
Gain from reduction in liability for embedded derivatives	4,006
Gain from reduction in liability for warrants	812
Other	3

Total other income	4,821

Net loss	(5,340)
Accretion of preferred stock	(8,038)

Net loss attributable to common stockholders	$(13,378)

Basic and diluted net loss per share	$(1.71)

Weighted average common shares outstanding — basic and diluted	7,810

The accompanying notes are an integral part of these consolidated financial statements.

TICKETS.COM, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(In thousands, except share and per share information)

						Cumulative
	Common Stock		Additional		Note	Other	Total
			Paid-In	Accumulated	Receivable —	Comprehensive	Stockholders’	Comprehensive
	Shares	Amount	Capital	Deficit	Officer	Loss	Deficit	Loss

Balance, January 1, 2003	7,697,471	$2	$310,638	$(310,262)	$(279)	$(557)	$(458)
Conversion of Series F Preferred Stock	686,766	—	1,626	—	—	—	1,626
Accretion of Series F Preferred Stock	—	—	(5,175)	—	—	—	(5,175)
Accretion of Series G Preferred Stock	—	—	(1,993)	—	—	—	(1,993)
Net loss	—	—	—	(5,340)	—		(5,340)	$(5,340)
Foreign currency translation	—	—	—	—	—	(467)	(467)	(467)

Balance, December 31, 2003	8,384,237	$2	$305,096	$(315,602)	$(279)	$(1,024)	$(11,807)	$(5,807)

The accompanying notes are an integral part of these consolidated financial statements.

TICKETS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, except share and per share information)

Year Ended
December 31,
2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,317
Amortization of contract acquisition costs	1,952
Bad debt expense	169
Impairment of goodwill	2,303
Gain from reduction in liability for embedded derivatives	(4,006)
Gain from reduction in liability for warrants	(812)
Loss on disposal of equipment	6
Impairment of internally developed software	1,065
Impairment of contract acquisition costs	22
Changes in operating assets and liabilities:
Accounts receivable	(1,727)
Prepaid expenses and other current assets	1,301
Contract acquisition costs	(4,118)
Other assets	1,623
Accounts payable	(2,065)
Accrued liabilities	(22)
Deferred revenue	(1,390)
Other current liabilities	622
Other liabilities	(85)

Net cash used in operating activities	(4,185)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash	3,078
Purchases of property and equipment	(614)
Software development costs	(697)
Proceeds from sale of property and equipment	14

Net cash provided by investing activities	1,781

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	(172)

Net cash used in financing activities	(172)

Effect of exchange rate changes on cash	94
Net decrease in cash and cash equivalents	(2,482)
Cash and cash equivalents, beginning of year	8,338

Cash and cash equivalents, end of year	$5,856

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$27

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accretion of Series F and G Preferred Stock	$8,038

Conversion of Preferred Stock to Common Stock	$1,626

Capital leases	$217

The accompanying notes are an integral part of these consolidated financial statements.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share information)

1.	Description of Business

      Tickets.com, Inc. and its wholly-owned subsidiaries, Bay Area Seating Service, Inc., ProTix, Inc., TicketsLive Corporation, LaserGate Systems, Inc., Advantix (Ohio), Inc., California Tickets.com, Inc., Protix Access Control, LLC, Protix Australia Pty. Ltd., Select Ticketing Services, Inc., TDC Presents, Inc., Tickets.com Canada Ltd., Tickets.com International, Inc., Tickets.com Ltd (UK), and Tickets.com Systems B.V. (collectively “Tickets.com”, “we”, “our”, or “us”), is a business-to-business ticketing solutions provider for live events. We facilitate the sale of tickets for venues and entertainment organizations with proprietary software, a national retail outlet network, and call centers. Tickets.com also builds and operates customized private label ticketing gateways to enable venues to sell their tickets on-line. We also offer our customers the opportunity to sell their tickets directly to consumers at www.tickets.com and provide on-line information about our customers’ upcoming events and attractions. Tickets.com’s automated ticketing solutions are used by museums, performing arts centers, professional sports organizations, and various stadiums and arenas in the United States, Canada, Europe, and Australia.

      Additionally, we license a variety of software products to customers that allow them to operate their own ticketing system in-house. Under these arrangements, the customers may also purchase hardware, third party software, consulting and training services as well as support (maintenance).

      We were incorporated in Delaware in January 1995 as The Entertainment Express, Inc. We commenced business operations in May 1996. In December 1996, we changed our name to Advantix, Inc., and in May 1999, we changed our name to Tickets.com, Inc.

2.	Liquidity and Capital Resources

      The accompanying consolidated financial statements have been prepared on the basis that we will continue as a going concern and that we will recover assets and satisfy liabilities in the normal course of business. From inception, we have incurred substantial losses and negative cash flows from operations. For the year ended December 31, 2003, we have incurred a loss from operations of $10,161 and negative cash flows from operations of $4,185. As of December 31, 2003, we had cash and cash equivalents available for use in operations of $5,856. We have funded our operation through the issuances of Series F and G Preferred Stock (Note 10). In addition, we received cash from the recovery of a contract claim (Notes 4 and 17). We have been delisted from the NASDAQ National Market and are not in compliance with the periodic filing requirements of the Securities and Exchange Commission. Accordingly, we cannot obtain public financing.

      We believe our current cash balance and the planned reduction in operating expenses will provide us with sufficient cash to fund our operations for at least the next twelve months. Our plans to reduce operating expenses include reducing our workforce, closing a call center, and reduced legal, accounting, and consulting fees. We are also evaluating the acquisition of us by other entities. If we do not reduce our operating expenses, or if revenue levels decline, we may not be able to fund our operations for the next twelve months. Accordingly, there exists substantial doubt regarding our ability to continue as a going concern. In addition, our Series F Preferred Stock is redeemable in June and August 2006 for a total of $32,423 (Note 10).

      In the event we require additional funding, we may attempt to sell a portion of our business or raise the required capital through private debt or equity issuances. We cannot provide any assurance that the required capital would be available on acceptable terms, if at all, or that any financing activity would not be dilutive to current stockholders. If we are not able to raise additional funds, we may be required to significantly curtail our operations, which would have an adverse effect on our financial position, results of operations, and cash flows. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

3.	Summary of Significant Accounting Policies

Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of Tickets.com, Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Equity Investments

      We hold an ownership interest in ProTix Connecticut General Partnership (“Connecticut”). Our ownership interest in Connecticut was 50% as of December 31, 2003. The Connecticut partnership was established in 1995 with the intent of developing city-wide ticketing products and services throughout Connecticut. We fund all the activities of the partnership and manage all day-to-day operating activities, which consist of providing ticketing solutions to an outdoor amphitheater in Connecticut. We have recognized 100% of Connecticut’s net losses since there were no other parties providing support to Connecticut.

      We have made four investments in foreign ticketing companies. The purpose of these investments was to expand our presence in international markets.

      We held an ownership interest in Sofianos Tickets.com Hellas SA (“Sofianos”), a ticketing venture in Greece. Our ownership was 30% as of December 31, 2003. We accounted for the investment under the equity method as we had the ability to exercise significant influence. We determined that our investment was fully impaired prior to January 1, 2003; accordingly, there was no impact to the consolidated financial statements for the year ended December 31, 2003. Sofianos had no operations during 2003 and was dissolved in April 2004.

      We also held a 20% minority ownership interest in It&T Entertainment Services, Ltd. (“India”). India had no operations during 2003 and was dissolved in August 2003. We determined that our investment was fully impaired prior to January 1, 2003; accordingly, there was no impact to the consolidated financial statements for the year ended December 31, 2003.

      We hold minority ownership interests in Tickets.com Hong Kong Ltd. (“Hong Kong”) and Ticketturk (“Turkey”), which were made in January 2002 and June 2003, respectively. The ownership interests in Hong Kong and Turkey were 19% each as of December 31, 2003. We have determined that we have the ability to exercise significant influence over the businesses in Hong Kong and Turkey. For the Turkey investment, we have representation on the board of directors, and the option to purchase an additional ownership percentage up to 28% for one dollar for each additional ownership percentage. In regards to the Hong Kong investment, we have representation on the board of directors, and the option to purchase additional ownership percentages up to 25% at a cost of $9 for each percentage purchased. In both investments we are the sole provider of the technology used to provide ticketing services to their customers. Accordingly, we account for these investments under the equity method of accounting. Under the equity method of accounting, we record our share of the respective entities net loss until the investment balance is reduced to zero. As of January 1, 2003 and December 31, 2003, our investment balances in these entities was zero.

Use of Estimates

      The preparation of consolidated financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Assets and liabilities which are subject to significant judgment and use of estimates include the allowance for doubtful accounts, contract acquisition

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

costs, valuation allowances with respect to deferred tax assets, asset impairment charges, derivative valuations, and loss contingencies related to litigation.

Fair Value of Financial Instruments

      We have certain financial instruments whereby the fair value of the financial instruments could be different from that recorded on a historical cost basis on the accompanying consolidated balance sheet such as accounts receivable, note receivable — officer, accounts payable, accrued liabilities, and capital leases. These financial instruments are carried at cost and approximate fair values due to the short-term nature of these instruments.

Concentrations

      We, at times, maintain cash balances at financial institutions in excess of amounts insured by government agencies.

      We derive approximately 11% of our revenue from the issuance of software licenses and support agreements and from the sale of services outside the United States, which includes Canada, Australia, the United Kingdom, Germany, and the Netherlands. Our future revenue and results of operations may be significantly and adversely affected by the economic conditions in these countries. Further, a portion of our business is conducted in currencies other than the United States dollar, including the British pound, Euro, and Australian dollar. We do not currently utilize derivative financial instruments to hedge our foreign currency exchange risks. In order to manage foreign currency exchange risks, we attempt to match cash inflows and outflows (revenues with cost of revenues and operating expenses) in the same currency to the extent possible. Fluctuations in foreign currency exchange rates could significantly impact our consolidated financial position and results of operations.

Cash and Cash Equivalents

      We consider all highly liquid instruments purchased with a maturity of three months or less on the date of purchase to be cash equivalents.

Restricted Cash

      In the course of selling tickets on behalf of our customers, we collect funds from patrons and remit those funds to our customers based on our specific contractual obligations. We will not use these funds in our operations based on either contractual requirements with our customers or based on our intent; accordingly, they have been classified as restricted cash. As of December 31, 2003, we held $5,420 in cash on behalf of our customers.

      Restricted cash also consists of a 365-day certificate of deposit, totaling $1,160 as of December 31, 2003. This certificate of deposit served as security for a bond which we posted during the appeal of an adverse judgment in a lawsuit. In June 2004, the related lawsuit was settled and the bond was released (Note 9).

Accounts Receivable and Allowance for Doubtful Accounts

      We provide credit in the normal course of business to our customers, which are venues and entertainment organizations, and perform credit evaluations on a case-by-case basis for significant orders. Accounts receivable consists primarily of extended credit to customers, credit card merchant processors, and retail ticketing outlets. As of December 31, 2003, accounts receivable was comprised of $4,465 (net of our allowance for doubtful accounts) due directly from customers and $4,782 due from credit card merchant processors. We do not obtain collateral with which to secure our accounts receivable.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance based on our historical write-off experience and when circumstances make it likely that recovery will not occur. We review our allowance for doubtful accounts monthly. Past due balances over ninety days are reviewed for collectibility. Account balances are charged off against the allowance when we feel it is probable the receivable will not be recovered. We do not have any off-balance sheet credit exposure related to our customers.

      The change in the allowance for doubtful accounts for the year ended December 31, 2003 is as follows:

Balance, January 1, 2003	$127
Additions	169
Write-offs	(67)

Balance, December 31, 2003	$229

Deferred Costs

      We defer the direct costs for our bundled software licensing arrangements, which consist of third party hardware and software sold as part of the bundled arrangement. The deferred costs are recognized as cost of revenues on a straight-line basis over the life of the related contract, which is consistent with the period over which revenue is recognized.

Inventory

      Inventory consists of computer equipment we have purchased for resale to our customers who license our products, which is valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

Contract Acquisition Costs

      In connection with entering into certain ticketing service agreements, we have made cash payments and issued warrants to purchase our common stock (Note 11) to customers (venues and entertainment organizations) in exchange for the right to provide ticketing services. We have recorded these payments and the estimated fair value of the warrants as contract acquisition costs on the accompanying consolidated balance sheet.

      We follow the provisions of EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Product), which requires that we record consideration given to our customers as a reduction of revenue when we do not receive an identifiable benefit. We have recorded the estimated fair value of the warrants issued and the cash consideration paid to our customers as contract acquisitions costs that are amortized as a reduction of revenue on a straight-line basis over the term of the related contracts which range from five to six years. The unamortized balance as of December 31, 2003 is primarily related to the $4,100 payment we made to MLBAM, a significant customer (Note 15).

      During the year ended December 31, 2003, we determined that $22 in contract acquisition costs were impaired for contracts related to our TSG reporting unit (this reporting unit is further described in the goodwill accounting policy footnote), which was determined to be the lowest level of identifiable cash flows for the contract acquisition costs. The impairment was triggered by the historical and projected losses from this reporting unit that were greater than the levels of losses previously anticipated. The fair values of the contract acquisition costs were estimated using discounted cash flows and were determined to be fully impaired.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

Property and Equipment

      Property and equipment is stated at cost, less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of three to five years or, for leasehold improvements, over the term of the lease if shorter. Maintenance and repairs are expensed as incurred. Significant renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in our results of operations.

Capitalized Software Costs

      We apply Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, (“SFAS No. 86”) to software costs that are incurred to develop or enhance the functionality of our software that is licensed to our customers. SFAS No. 86 requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon our product development process, technological feasibility is established upon completion of a working model. Amortization of capitalized software development costs commences when the products are available for general release to customers and is recorded to cost of revenue using the straight-line method over the expected useful lives of the products, which is four years. Software development costs are written-off when projects are abandoned or when the net realizable value is less than the unamortized capitalized costs. During the year ended December 31, 2003, we recorded amortization expense of $7 and capitalized $36 of development costs. As of December 31, 2003, there is $29 of costs capitalized (net of amortization) under SFAS No. 86 included in capitalized software costs on the accompanying consolidated balance sheet.

      We apply the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (“SOP No. 98-1”), to costs incurred to develop software that is used to support our ticketing services business. SOP No. 98-1 requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing, and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. The estimated useful life of internal use software ranges from two to five years and is amortized on a straight-line basis to cost of revenues. During the year ended December 31, 2003, we recorded amortization expense of $929 and capitalized $661 of development costs. As of December 31, 2003, there is $580 of costs capitalized (net of amortization) under SOP No. 98-1 included in capitalized software costs on the accompanying consolidated balance sheet.

      During the year ended December 31, 2003, we determined that $1,065 in capitalized software costs were impaired for projects related to our TSG reporting unit (this reporting unit is further described in the goodwill accounting policy footnote) and our domestic operations for the related projects, which were determined to be the lowest level of identifiable cash flows for the capitalized software costs. The impairment was triggered by the historical and projected losses from these operations that were greater than the levels of losses previously anticipated. The fair values of the capitalized software costs were estimated using discounted cash flows and were determined to be fully impaired.

Goodwill

      Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Our goodwill resulted from various acquisitions which took place from our inception through 2000.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      We test for the impairment of goodwill on an annual basis in December, or on an interim basis if events or circumstances indicate that an impairment loss may have occurred. We use a two-step process for evaluating whether goodwill has been impaired. The first step of the goodwill impairment test compares the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value exceeds fair value, potential impairment exists and we perform step two of the test in order to determine the amount of impairment that should be recorded.

      The second step of the impairment test is a comparison of the implied fair value of a reporting unit’s goodwill to its carrying amount. If the implied fair value of goodwill is less than its carrying amount, goodwill is considered impaired and an impairment loss is recognized. The implied fair value of goodwill is calculated in the same manner that goodwill is calculated in a business combination. An entity allocates the fair value of the reporting unit to all the assets and liabilities of that unit, including any unrecognized intangible assets, as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price. The excess purchase price of the amounts assigned to the assets and liabilities is the implied fair value of goodwill.

      We conducted our annual impairment test of goodwill in December 2003 and determined that our Internet Ticketing Group (“ITG”) reporting unit’s goodwill was impaired by $2,303, which represents the excess of its carrying value over its implied fair value (Note 5).

Intangible Assets

      Intangible assets were acquired through various acquisitions occurring from our inception through 2000 and are stated at estimated fair value less accumulated amortization. Fair value was determined using discounted cash flows.

Long-Lived Assets

      Long-lived assets, including intangible assets with identifiable lives, costs capitalized under SOP 98-1, and contract acquisition costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying value. If an asset is determined to be impaired, the impairment is measured by the amount that the carrying value of the asset exceeds its fair value. We use quoted market prices in active markets to determine fair value whenever possible. When quoted market prices are not available, we estimate fair value based on the best alternative information available, which may include prices charged for similar assets or other valuation techniques such as using cash flow information and present value accounting measurements. During the year ended December 31, 2003, we determined that there were changes in circumstances that indicated our long-lived assets may be impaired.

Foreign Currency

      The functional currencies of our foreign subsidiaries are their respective local currencies. Balance sheet accounts denominated in foreign currencies are translated at exchange rates as of the date of the balance sheet and income statement accounts are translated at average exchange rates for the period. Translation gains and losses are accumulated as a separate component of cumulative other comprehensive income within stockholders’ deficit on the accompanying consolidated balance sheet. We have adopted local currencies as the functional currency for our subsidiaries because their principal economic activities are most closely tied to the respective local currencies. Foreign exchange gains and losses resulting from foreign currency transactions

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

totaled $(11) for the year ended December 31, 2003 and are included in other income on the accompanying consolidated statement of operations.

Revenue Recognition

      We generate revenue from three primary sources, which consist of (i) ticketing services, (ii) software licensing, and (iii) other.

      Ticketing services revenue relates to ticket service and processing fees charged directly to consumers who order tickets through our web site, our customers’ web sites, call centers, and retail outlets. We recognize service and processing fee revenue from ticket sales at the time the sales are made if there exists evidence of an arrangement, the fees are fixed and determinable, and collectibility is reasonably assured.

      Additionally, we collect the face value of the tickets and other fees from the consumers on behalf of our customers. Such amounts are not recorded as revenue and are remitted to our customers on a periodic basis, either weekly, monthly, or after the related event occurs. The cost of a ticket and certain fees are refundable to the consumer if the related event is cancelled. We reimburse the consumer for the cost of the tickets and then we are reimbursed by our customer for the cost of such tickets.

      Licensing revenue relates to fees from licensing our proprietary software, software support (maintenance), hardware, third-party software, installation, and training. At the time our software products are initially licensed, we sell other products and services to our customer as well, thus creating a multiple-element arrangement. In accordance with Statement of Position No. 97-2, Software Revenue Recognition, we determined that there does not exist vendor specific objective evidence (“VSOE”) for the individual elements in our bundled arrangements. The arrangements with our customers requires them to remain current with their software support (maintenance) in order to maintain the license. In these arrangements, VSOE has not been established since the customer is renewing both the license and the software support (maintenance). We invoice software support (maintenance) on a monthly, quarterly or annual basis. We commence recognizing revenue for the upfront fee (for licensing, installation, and training) when the fee is fixed and determinable, there exists evidence of an arrangement, and collectibility is reasonably assured. The fees are considered to be fixed and determinable after acceptance of installation for our domestic operations and after receipt of payment for our international operations due to our history of concessions. We then recognize revenue on a straight-line basis over the term of the contracts, which range from three to five years.

      We recognize revenue for support (maintenance) over the service period on a straight-line basis.

      Deferred revenue represents the fees deferred for our bundled arrangements and software support (maintenance) renewals.

      Other revenue consists of revenue from the sale of ticket stock, advertising sales from our web site, and other consulting services. We recognized revenue when there exists evidence of an arrangement, the fees are fixed and determinable, collectibility is reasonably assured, and the product or services have been delivered.

Cost of Revenues

      Cost of ticketing revenue includes expenses related to the ticket selling process such as configuring the ticketing system, distribution, and delivery of tickets. These expenses primarily include payroll related to call centers and distribution personnel, telecommunications, data communications, commissions paid on tickets distributed through retail outlets, and amortization of internal use developed software.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Cost of licensing revenues includes costs related to the installation and support of our software products. These costs consist primarily of payroll and travel related costs, amortization of software development costs, and the cost of third-party hardware and software that we resell to our licensees.

      Cost of other revenues is comprised of direct salaries, costs related to web-site advertising and the cost of ticket stock sold.

Advertising

      Advertising costs are expensed as incurred. Advertising expenses were $528 for the year ended December 31, 2003 and are included in sales and marketing expenses on the accompanying consolidated statement of operations.

Product Development

      Product development costs are expensed as incurred and are related to the maintenance of our in-house ticketing system. These costs are principally comprised of payroll related costs and supplies. Additionally, product development includes $4,208 related to the research and development of new ticketing technologies.

Stock-Based Compensation

      We apply the intrinsic-value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying common stock exceeds the exercise price. Such compensation expense, if any, is recognized over the service period to which the option relates. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”) and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment to SFAS No. 123, established accounting and disclosure requirements using a fair value based method of accounting for stock-based compensation plans. As permitted by existing accounting standards, we have elected to continue to apply the intrinsic-value based method of accounting described above, and have adopted the disclosure requirements of SFAS No. 123, as amended.

      The following table illustrates the effect on net loss and loss per share for the year ended December 31, 2003 as if we had applied the fair value based method to all outstanding and unvested awards:

Net loss, as reported	$(5,340)
Total stock-based compensation expense determined under fair value based method	(610)

Net loss, pro forma	(5,950)
Accretion of preferred stock	(8,038)

Net loss available to common stockholder, pro forma	$(13,988)

Basic and diluted loss per share, as reported	$(1.71)

Basic and diluted loss per share, pro forma	$(1.79)

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      We calculated the fair value of each option grant on the date of the grant using the Black-Scholes option pricing model using the following weighted average assumptions for the year ended December 31, 2003:

Risk free interest rate	3.04%
Expected life (years)	5.00
Expected volatility	147%
Dividend yield	0%

      The weighted average grant date fair value of options issued during the year ended December 31, 2003 was $0.60.

      We account for non-employee stock-based awards, in which goods or services are the consideration received for the stock options issued, in accordance with the provisions of SFAS No. 123 and related interpretations. Compensation expense for non-employee stock-based awards is recognized in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, an Interpretation of APB Opinions No. 15. and 25 (“FIN No. 28”). Under SFAS No. 123 and FIN No. 28, we record compensation expense based on the then-current fair values of the stock options at each financial reporting date. Compensation recorded during the service period is adjusted in subsequent periods for changes in the stock options’ fair value until the options vest.

Income Taxes

      We account for our income taxes under an asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the bases used for financial and income tax reporting purposes. Deferred income tax assets and liabilities are recognized based on the enacted tax rates that are in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if management determines that it is more likely than not that we will not realize all or a portion of these tax assets (Note 14).

Net Loss Per Share

      Basic loss per share is computed by dividing net loss available to stockholders by the weighted average number of shares outstanding during the period. Diluted loss per share is the same as basic loss per share as the effect of the assumed exercise of potential common shares is anti-dilutive due to our net loss.

Comprehensive Loss

      Comprehensive loss represents the change in equity (net assets) during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. During the year ended December 31, 2003, our comprehensive loss consisted of foreign currency translation and our net loss.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

Other Income

      Other, included in Other income for the year ended December 31, 2003 is comprised of the following:

Interest income	$149
Interest expense	(20)
Loss related to Protix Connecticut General Partnership	(115)
Foreign currency transaction loss	(11)

$3

Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”). SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of assets that result from the acquisition, construction, development and/or the normal operation of an asset, except for certain obligations of lessees. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the asset. SFAS No. 143 was effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 had no impact on our consolidated financial position or results of operations.

      In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). SFAS No. 146 revises the accounting for specified employee and contract terminations that are part of restructuring activities. Companies will be able to record a liability for a cost associated with an exit or disposal activity only when the liability is incurred and can be measured at fair value. Commitment to an exit plan or a plan of disposal expresses only management’s intended future actions and therefore does not meet the requirement for recognizing a liability and related expense. SFAS No. 146 only applies to termination benefits offered for a specific termination event or a specified period. It will not affect accounting for the costs to terminate a capital lease. SFAS No. 146 is effective for exit and disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 had no impact on our consolidated financial position or results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors Accounting and Disclosure Requirements for Guarantors, including Indirect Guarantors of Indebtedness of Others (“FIN No. 45”). FIN No. 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN No. 45 is effective prospectively for guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. We had no such guarantees as of December 31, 2003, and the adoption of FIN No. 45 had no impact on our consolidated financial position or results of operations.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS No. 148”). SFAS No. 148 amends SFAS No. 123 to provide alternative methods for voluntary transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation. SFAS No. 148 also requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financials statements. The provisions of SFAS No. 148 are

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

effective for fiscal years beginning after December 15, 2002. We have elected to continue using the intrinsic value method of accounting for stock-based compensation. Therefore, the amendment to SFAS No. 123 did not have any effect on our consolidated financial position or results of operations.

      In December 2004, the FASB issued Statement of Financial Accounting Standard No. 123(R), Share Based Payment (Revised 2004) (“SFAS No. 123(R)”). This Statement supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.

      SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award — the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. We will be required to adopt the provisions of SFAS No. 123(R) on September 1, 2005. We have not yet evaluated the impact of adopting this standard.

      In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51, and a subsequent revision in December 2003 (collectively “FIN No. 46R”). FIN No. 46R clarifies the application of the consolidation rules to certain variable interest entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns, or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to variable interest entities (non-SPEs) created before February 1, 2003, in the first fiscal year or interim period beginning after March 15, 2004. The adoption of FIN No. 46R had no impact on our consolidated financial position or results of operations as Tickets.com is not the primary beneficiary for its investment in Turkey. The adoption of FIN No. 46R to our investment in Hong Kong is not expected to have an impact to our consolidated financial position or results of operations as we believe Tickets.com is not the primary beneficiary. We have not yet completed our evaluation of the Connecticut investment under FIN No. 46R.

      In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is to be applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for certain aspects of the standard that relate to previously issued guidance, which should continue to be applied in accordance with the previously set effective dates. The adoption of SFAS No. 149 had no impact on our consolidated financial position or results of operations.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on our consolidated financial position or results of operations.

      In December 2003, the Securities and Exchange Commission released Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB No. 104”). SAB No. 104 clarifies existing guidance regarding revenues for contracts that contain multiple deliverables to make it consistent with EITF Issue No. 00-21. The adoption of SAB No. 104 had no impact on our consolidated financial position or results of operations.

      In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF No. 03-1”), which provides new guidance for assessing impairment losses on debt and equity investments. Additionally, EITF No. 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF No. 03-1; however, the disclosure requirements remain effective. We will evaluate the effect, if any, of EITF No. 03-1 when final guidance is released.

      In March 2004, the EITF reached a final consensus on Issue 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, ‘Earnings Per Share’ (“EITF No. 03-6”). Issue No. 03-6 addresses a number of questions regarding the computation of earnings per share (“EPS”) by companies that have issued securities other than common stock that participate in dividends and earnings of the issuing entity. Such securities are contractually entitled to receive dividends when and if the entity declares dividends on common stock. The issue also provides further guidance in applying the two-class method of calculating EPS once it is determined that a security is participating. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. EITF No. 03-6 is applicable to fiscal periods beginning after March 31, 2004. We have not yet completed our evaluation of the impact of the adoption of EITF No. 03-6.

      In June 2004, the FASB issued EITF Issue No. 02-14, Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock (“EITF No. 02-14”). EITF No. 02-14 addresses whether the equity method of accounting applies when an investor does not have an investment in voting common stock of an investee but exercises significant influence through other means. EITF No. 02-14 states that an investor should only apply the equity method of accounting when it has investments in either common stock or in-substance common stock of a corporation, provided that the investor has the ability to exercise significant influence over the operating and financial policies of the investee. The accounting provisions of EITF No. 02-14 are effective for the fourth quarter of 2005. We have not yet completed our evaluation of the impact of the adoption of EITF No. 02-14 on our consolidated financial statements.

4.	Recovery of Contract Claim

      Prior to January 1, 2003, At-Home Corporation, together with its subsidiaries, Excite@Home, MatchLogic and others, filed a petition for relief under Chapter 11 of the United States Bankruptcy Code which, in effect, suspended the terms of an agreement we had entered into with Excite@Home (“Excite”). Under the agreement we had paid Excite $25,000 for content and advertising, which was written-off prior to January 1, 2003.

      In connection with the bankruptcy proceedings, we filed a claim and received $6,269 during the year ended December 31, 2003, which is included as a reduction to operating expenses on the accompanying consolidated statement of operations. We also received an additional $5,500 after December 31, 2003

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

(Note 17). Since we received the cash payment after December 31, 2003, there is no impact to the consolidated financial statements as of December 31, 2003.

5.	Supplemental Balance Sheet Information

Prepaid Expenses and Other Current Assets

      Prepaid expenses and other current assets consists of the following as of December 31, 2003:

Deposit with credit card merchant processor	$1,531
Prepaid insurance	1,408
Prepaid third party software support	353
Prepaid revenue share	350
Inventory	208
Other	526

Total	$4,376

Goodwill

      We have three reporting units, which are the Ticketing Services Group (“TSG”), Internet Ticketing Group (“ITG”), and International Group (“IG”). TSG provides an outsourced ticketing solution to its customers which are larger venues and attractions. ITG licenses ticketing software to customers who desire to operate their ticketing system in-house. IG licenses ticketing software to our international customers. We have allocated goodwill to these reporting units based upon the source from which the goodwill originated. There is no goodwill associated with the TSG reporting unit as of January 1, 2003 and December 31, 2003. The change in goodwill for the year ended December 31, 2003 is as follows:

	ITG	IG	Total

Balance, January 1, 2003	$9,323	$2,475	$11,798
Impairment	(2,303)	—	(2,303)

Balance, December 31, 2003	$7,020	$2,475	$9,495

      Based on the results of our annual goodwill impairment analysis, we determined that the estimated fair value of our ITG operating segment was less than its carrying value, thus an impairment existed. The impairment arose due to the fact that ITG’s cash flows from operations have not grown as fast as expected due primarily to increased competition. Accordingly, in 2003 we recorded an impairment of $2,303. The fair value of that reporting unit and its intangible assets were estimated using discounted cash flows.

Intangible Assets

      Intangible assets consist of the following as of December 31, 2003:

		Gross Carrying	Accumulated
	Life	Amount	Amortization	Net

Customer relationships	5 years	$5,550	$(2,886)	$2,664

Trade names	3 years	3,100	(2,306)	794
Core technology	5 years	5,810	(5,675)	135

Total intangibles		$14,460	$(10,867)	$3,593

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Estimated future amortization expense of intangible assets as of December 31, 2003 is as follows:

Year ending December 31:
2004	$1,817
2005	888
2006	888

$3,593

      Total amortization expense was $2,689 for the year ended December 31, 2003 of which $1,007 is included in cost of services related to core technology.

Property and Equipment

      Property and equipment consists of the following as of December 31, 2003:

	Useful Lives

Computer equipment	3 years	$11,438
Purchased software	4 years	2,798
Furniture and fixtures	5 years	705
Leasehold improvements	term of lease or 5 years	812
Vehicles	3 to 5 years	67

		15,820
Accumulated depreciation and amortization		(13,572)

Property and equipment, net		$2,248

      Total depreciation expense was $2,692 for the year ended December 31, 2003.

      As of December 31, 2003, we had $1,032 and $775 in property and equipment and accumulated depreciation, respectively, acquired under capital leases for computer equipment.

Other Assets

      Other assets consists of the following as of December 31, 2003:

Prepaid revenue share, long term portion	$355
Long-term deposits	170
Other	16

Total	$541

Accounts Payable

      Accounts payable consists of the following as of December 31, 2003:

Accounts payable	$3,377
Client accounts payable	12,067

Total	$15,444

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Client accounts payable represents the amounts we owe to our customers for cash collected on their behalf.

Accrued Liabilities

      Accrued liabilities consists of the following as of December 31, 2003:

Payroll and benefits	$2,280
Accrued legal	2,680
Other	629

Total	$5,589

6.     China Basin Ballpark Company Agreement

      In September 1999, we entered into a Ticketing Selling and Ticketing System Agreement (the “Agreement”) with China Basin Ballpark Company LLC (“China Basin”), an unrelated party, and San Francisco Baseball Associates L.P. (“SFBA”). China Basin is an affiliate of SFBA, which is the owner of the Major League Baseball franchise known as the San Francisco Giants (“Giants”). The Agreement entitled us to be the exclusive ticketing services provider for the Giants and for events held at the new stadium that China Basin was building in San Francisco, California (the “Ballpark”). The Agreement also granted us the ticketing rights for non-baseball events at the Ballpark.

      Under the terms of the Agreement, and concurrent with its consummation, we made a non-interest bearing loan to China Basin for $2,000, which was to be repaid in annual installments over an eight-year period. China Basin was using the funds for the development and construction of the Ballpark. Under the Agreement, we were also obligated to pay $2,000 to China Basin for the rights and benefits under this Agreement. The $2,000 which we owed China Basin was due over an eight-year period and had the legal right of offset against the $2,000 loan we made to China Basin in September 1999.

      We had treated our $2,000 loan to China Basin as a contract acquisition cost (Note 3); however, it was determined that the amount capitalized was fully impaired prior to January 1, 2003.

7.     Capital Lease Obligations

      We have entered into various capital lease obligations for computers and office equipment. Future annual minimum capital lease payments as of December 31, 2003 are as follows:

Year Ending December 31:
2004	$118
2005	64
2006	23
2007	20

Total minimum lease payments	225
Less amount representing interest	(39)

Present value of minimum lease payments	$186

      In connection with our capital lease agreements, the lessor has a security interest in the related equipment.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

8.     Unfavorable Lease Obligation

      We have facilities for which we recorded an unfavorable lease obligation as the leased property had no substantive future use or benefit. As of December 31, 2003, this obligation has been recorded net of $901 for sublease payments. The unfavorable lease obligation is included in accrued liabilities on the accompanying consolidated balance sheet. The unfavorable lease obligation and its activity for the year ended December 31, 2003 is summarized as follows:

	Accrual as of		Accrual as of
	January 1,		December 31,
	2003	Payments	2003

Facilities	$358	$(117)	$241

      The unfavorable lease obligation will be fully paid, and the lease obligation will expire, during the year ending December 31, 2005.

9.     Commitments and Contingencies

Securities and Exchange Commission Inquiry

      Following the announcement in April 2003 of our inability to timely file our Form 10-K as of and for the year ended December 31, 2002, the Enforcement Division of the Securities and Exchange Commission (“SEC”) commenced an informal inquiry regarding our filing delinquency. We have responded to the inquiries through periodic communications to inform the SEC of the status of our ongoing efforts to become compliant with our periodic filing requirements.

Redemption Requirements

      We are required to redeem the Series F and G preferred stock as follows (Note 10):

Year Ending December 31,
2006	$32,423
2007	62,421

$94,844

Operating Leases

      We lease office space and equipment under operating leases that expire at various dates through December 2008. Certain of these lease agreements are subject to annual increases. Future annual minimum lease payments to be made and sublease payments to be received as of December 31, 2003 are as follows:

	Lease	Sublease
	Payments	Receipts

Year Ending December 31:
2004	$3,123	$512
2005	2,232	389
2006	830	—
2007	334	—
2008	172	—

	$6,691	$901

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Total rent expense under these operating leases was approximately $2,999 for the year ended December 31, 2003. Sublease income was $496 for the year ended December 31, 2003.

Ticketing Service Agreements

      Under the terms of certain ticketing service agreements, we are required to make periodic payments to our customers in exchange for marketing, advertising, purchase of tickets, and other activities to be performed by our customer. We have determined there does not exist an identifiable benefit for which a fair value can be reasonably determined; accordingly, we record the payments at the time they are contractually due as a reduction of revenue.

      Future annual minimum payments under these agreements are as follows as of December 31, 2003:

Year Ending December 31:
2004	$1,664
2005	1,184
2006	938
2007	472
2008	375
Thereafter	224

$4,857

Employment Contracts

      We have entered into employment contracts with certain officers and employees. The employment contracts expire at various dates through 2006. Under the provisions of these employment contracts, we may terminate all of these contracts prior to expiration for cash payments totaling $1,163. In addition, upon termination, some of the contracts include severance provisions for the payment of benefits, including medical, car allowances, retirement contributions, and the immediate vesting of stock options. These severance benefits last over periods which range from three to eighteen months. In June 2004, we entered into an employment contract with an employee. The contract does not expire and can be terminated for cash payments of approximately $107.

Indemnifications

      Indemnification provisions in our software license agreements provide that we will indemnify, hold harmless, and reimburse the indemnified parties on a case-by-case basis for losses suffered or incurred by the indemnified parties in connection with any United States patent or other intellectual property infringement claim by any third party with respect to its products that used our technology. The term of these indemnification provisions is generally perpetual from the time of the execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification provisions is undeterminable. We have never paid an infringement claim, nor have we been sued on a claim of infringement. As of December 31, 2003, we have not accrued a liability for these guarantees, because the likelihood of incurring a payment obligation in connection with these guarantees is not probable.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

Legal Proceedings

R4 Holdings vs. Tickets.com

      In 2002, Tickets.com and certain former and current officers, directors, and stockholders of Tickets.com were sued in Orange County Superior Court, State of California. The Plaintiffs, R4 Holdings, LLC (“R4”) and Hill International, Inc. (“Hill”, and together with R4, the “Plaintiffs”), both under the direction and control of Irvin Richter, were founding shareholders of Tickets.com. The Plaintiffs sought damages on several causes of action, including (i) breach of contract, (ii) breach of an implied covenant of good faith and fair dealing, (iii) tortious interference with contract, (iv) fraudulent misrepresentation and fraudulent inducement, and (v) breach of fiduciary duty.

      The complaint alleged that Plaintiffs were parties to a certain Shareholder Agreement with us that, among other things, entitled R4 to appoint one member to our board of directors (“Board”) and to nominate a second member, subject to the reasonable approval of Tickets.com and others. Under the Shareholder Agreement, R4 appointed Irvin Richter to serve as a member of the Board. The Plaintiffs were also parties to a separate Investor Rights Agreement with us that, among other things, required R4 and Hill to execute “lock-up” agreements with our underwriter in the event of our initial public offering (“IPO”). The “lock-up” agreements required them to refrain from trading their shares of common stock in Tickets.com for a period of 180 days following the date of our IPO.

      The Plaintiffs alleged that the defendants breached the Shareholder Agreement by unreasonably declining R4’s nominees for the Board and by amending the Shareholder Agreement to eliminate R4’s Board appointment rights. In addition to breach of contract, the Plaintiffs alleged that these activities constitute an interference with contract and breach of fiduciary duty by certain of our Board members. The Plaintiffs further alleged that Tickets.com and certain members of our Board fraudulently induced the Plaintiffs into executing the Shareholder Agreement by promising R4 that it could nominate Board members.

      The Plaintiffs claimed that, as a result of their loss of seats on the Board, they should not have been bound by the “lock-up” agreements, and should have been free to trade their shares of stock in Tickets.com as soon as we became publicly traded following our IPO.

      In April 2004, following a two-month civil trial, a jury returned a verdict in favor of Tickets.com and the individual defendants. In a subsequent written decision, the trial judge ruled in favor of the individual defendants on a number of equitable claims as well as on the issues of causation and damages. The Plaintiffs have indicated that they intend to appeal the jury verdict and the judge’s decision. As of December 31, 2003, no amounts have been recorded since we believe a loss is not probable.

James Goodman vs. Tickets.com, Inc.

      In May 1999, James Goodman, a former employee of California Tickets.com, Inc., a predecessor company we acquired in 1998, filed a lawsuit against Tickets.com claiming damages for breach of written and verbal contract and breach of the implied covenant of good faith and fair dealing. The complaint sought damages in an unspecified amount and an entitlement to stock options. The case arose from a grant of an option to purchase shares of Common Stock in California Tickets.com. This grant was memorialized in an offer of employment letter presented to the plaintiff by California Tickets.com. The plaintiff’s employment was subsequently terminated prior to the option being formalized through obtaining approval of the board of directors or preparation of the appropriate documentation. At or near the same time as the plaintiff’s employment was terminated, we and California Tickets.com entered into an agreement providing for the merger of California Tickets.com with and into Advantix, Inc., which subsequently changed its name to Tickets.com, Inc.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      In June 2002, a jury returned a verdict in favor of the plaintiff in the amount of $772.

      In August 2002, we filed a Notice of Intention to File a Motion for New Trial, which was heard and denied in September 2002. In June 2004, we settled this litigation for $960. This amount was accrued as of January 1, 2003 and was paid in full in June 2004 upon the release of a bond we posted for $1,158, which was included in restricted cash as of December 31, 2003 (Note 3).

Ticketmaster Litigation

      In July 1999, Ticketmaster Corporation and Ticketmaster Online-CitySearch (together, “Ticketmaster”) filed a lawsuit against us seeking unspecified damages and a court order to prohibit us from, among other things, linking Internet consumers to internal pages within Ticketmaster’s web site and using the Ticketmaster name on our web site. In addition, the suit alleged that we engaged in other wrongful acts, such as providing false and misleading information on Ticketmaster’s web site regarding the availability of tickets and related information. The suit also alleged that we were taking copyrighted information from the Ticketmaster web site for use on our web site. The suit originally sought (i) an injunction to prohibit us from further engaging in any alleged unlawful activity, (ii) treble damages, (iii) attorneys’ fees, and (iv) other unspecified damages. We filed a motion to dismiss the lawsuit and Ticketmaster filed an amended complaint, which modified their previous allegations and added two claims for unfair competition and alleged violations of the Lanham Act.

      We filed a motion to dismiss the amended complaint and the Court dismissed four of the six claims in the amended complaint. Ticketmaster also filed a motion for preliminary injunction seeking an order precluding us from, among other things, providing links to Ticketmaster pages. The Court denied that motion.

      In May 2000, we filed a counterclaim against Ticketmaster alleging that they had engaged in certain acts and practices that are an unlawful restraint of trade, unlawful monopolization and attempted monopolization in violation of Federal and state antitrust laws, violation of California’s unfair competition law and interference with economic advantage. Our claim sought treble damages, punitive damages and declaratory and injunctive relief. Ticketmaster filed a motion to dismiss our counterclaim and the District Court denied that motion.

      After discovery, the parties voluntarily dismissed a number of claims. In February 2003, Ticketmaster moved for summary judgment on our remaining antitrust claims, and we moved for summary judgment on Ticketmaster’s remaining breach of contract, trespass, and copyright claims.

      In March 2003, the District Court dismissed all affirmative claims and counterclaims, except Ticketmaster’s contract claim against us and our unfair competition counterclaim against Ticketmaster. The Court subsequently dismissed the remaining state law claims for lack of federal jurisdiction and entered separate judgments in favor of each party. Ticketmaster did not appeal the judgment dismissing its claims.

      In August, 2003, we filed a timely appeal of the District Court dismissal of our claims that is pending before the United States Court of Appeals for the Ninth Circuit.

      We have not recorded a loss associated with this matter as we have the option to withdraw our appeal at anytime and we believe the probability of us experiencing a loss is not probable.

Fee Dispute with Estate of Brobeck Phleger & Harrison

      We initially retained the law firm of Brobeck Phleger & Harrison (“Brobeck”) to represent us in connection with the Ticketmaster litigation. Because of the high costs of the Ticketmaster litigation, we sought an alternative billing arrangement with Brobeck. In July 2001, Tickets.com and Brobeck entered into a letter agreement that provided, among other things, that in lieu of continuing to bill us for services rendered on an hourly fee basis, Brobeck prospectively would be paid a contingency fee. The contingency fee would be

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

based on our successful pursuit of our economic claims against Ticketmaster. The agreement also contained a provision that would allow Brobeck to withdraw from its representation of Tickets.com at any time, without cause, and thereafter compel a binding arbitration of fees under which it might recover between 50% to 250% of its “guideline rates.”

      In March 2003, we received a letter from Brobeck indicating that Brobeck was withdrawing from representing us, that Brobeck had elected to be paid a “guideline fee” amount of approximately $8,000, and that Brobeck was willing to arbitrate any dispute about amounts due to Brobeck pursuant to the agreement. We believe payment in the event of withdrawal by Brobeck is unenforceable. Prior to January 1, 2003, the Brobeck firm was placed in involuntary Chapter 7 bankruptcy proceedings.

      Tickets.com and the Brobeck estate submitted their fee dispute to non-binding arbitration in                     2004 and the arbitration panel ruled in favor of the estate in June 2004 for an amount of $7,983. Tickets.com subsequently filed a lawsuit in the California Superior Court seeking a judgment that it owed nothing to the estate. The estate filed a petition with the Court seeking to have the matter transferred to binding arbitration. In December 2004, the Superior Court Judge denied the estate’s petition.

      We believe the Brobeck estate is not entitled to any fees as a result of Brobeck’s withdrawal from representing Tickets.com in connection with the Ticketmaster litigation and our failure to recover any damages from Ticketmaster through the date of Brobeck’s withdrawal. However, in order to minimize litigation related costs associated with this matter we have commenced settlement negotiations. During the year ended December 31, 2003, we have recorded a loss contingency of $500 based on our assessment that it is probable we have incurred a loss and we can reasonably estimate the loss.

Thomas Rogers, et. al, vs., Sterling Foster & Co., Inc., Lasergate Systems, Inc,. et. al.

      Our subsidiary, Lasergate Systems, Inc. (“Lasergate”), is one of several defendants named in a consolidated action filed several years ago in the United States District Court for the Eastern District of New York. The complaint in this action alleges that Lasergate failed to disclose, in a 1994 registration statement filed with the Securities and Exchange Commission, that prior to the date of the offering of Lasergate securities, Sterling Foster & Co., Inc., the underwriter of the offering, had secretly agreed to release several shareholders from “lock-up” agreements for the purpose of selling their shares to Sterling Foster at reduced prices. The plaintiffs allege that Lasergate violated Sections 11 and 12(2) of the Securities Act of 1933, Sections 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder and Section 349 of the New York General Business law, as well as made other negligent misrepresentations. In August 1999, Lasergate filed a motion with the court to dismiss the complaint against it. In June 2002, the court dismissed the plaintiff’s claims asserted under Section 349 of the New York General Business law. The court sustained the plaintiff’s claims asserted under Securities Act of 1933 and the Securities Exchange Act of 1934.

      At a court ordered mediation in August 2003, the parties orally agreed to settle this litigation for $200. The settlement, however, has not yet been documented or consummated, nor has it been approved by the court. As of January 1, 2003, we have recorded a liability of $200 for the estimated settlement of this matter.

IPO Securities Litigation

      In July 2001, Tickets.com, Inc. and certain of its current and former officers and directors (the “Individual Defendants”), together with our lead underwriter, Morgan Stanley Dean Witter, and certain investment banks that were part of the syndicate of underwriters in Tickets.com’s IPO were named as defendants in six purported shareholder class action lawsuits alleging violations of the federal securities laws in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

the United States District Court for the Southern District of New York. A Consolidated Amended Complaint was filed in the Southern District of New York in 2002.

      The purported class action alleged violations of Sections 11 and 15 of the Securities Act of 1933 and Section 10(b), Rule 10b-5 promulgated thereunder and Section 20(a) of the Securities Exchange Act of 1934 against one or more of the Defendants. The essence of the complaint was that Defendants issued and sold our common stock pursuant to the November 1999 IPO without disclosing to investors that certain underwriters in the offering had solicited and received excessive and undisclosed commissions from certain investors. The complaint also alleged that the Registration Statement for the IPO failed to disclose that the underwriters allocated Tickets.com shares in the IPO to customers in exchange for the customers’ promises to purchase additional shares in the after-market at pre-determined prices above the IPO price, thereby maintaining, distorting, and/or inflating the market price for the shares in the after-market.

      This action was coordinated with approximately 300 other nearly identical actions filed against other companies. While the parties have negotiated a settlement agreement, it has not yet been executed. The settlement agreement will be subject to approval by the court, which cannot be assured, after class members are given the opportunity to object to the settlement, or opt out of the settlement. At this time, we are unable to determine whether or when a settlement will occur or the ultimate provisions of the settlement, or when it will be finalized and approved by the court. As of December 31, 2003, no amounts have been recorded since we believe a loss is not probable due to the uncertainty regarding the outcome of the proposed settlement.

Robert Smola and Barry Sturner vs. Tickets.com, Inc., and Chicago National League Ball Club, Inc.

      In 2002, we were served with a complaint seeking to certify three separate putative plaintiff consumer classes and seeking damages against us and the Chicago Cubs National League baseball team, based on alleged violations of two Illinois statutes: (i) the Illinois Scalping Act and (ii) the Illinois Consumer Fraud and Deceptive Business Practices Act (the “Consumer Fraud Act”).

      We filed a motion to dismiss the case and, in December 2002, the Illinois court dismissed with prejudice the plaintiffs’ Scalping Act claims; however, the court allowed the plaintiffs the opportunity to replead their Consumer Fraud Act claims. The plaintiffs in turn filed a First Amended Class Action Complaint in January 2003, which alleged Consumer Fraud in connection with Fed Ex charges, and Consumer Fraud and unjust enrichment in connection with will call delivery charges. We filed a further motion to dismiss, and were successful in dismissing with prejudice the will call counts; the Court, however, allowed the plaintiffs to proceed with their count challenging Fed Ex charges. The proposed nationwide class that remains after this motion practice consists of the following:

The consumer fraud class is composed of all Internet customers of Tickets.com who, beginning on February 22, 2002, purchased Cubs tickets to be delivered by FedEx Next-Day and did not receive their tickets the next business day and those who purchased Cubs tickets to be delivered by FedEx 3-Day delivery and did not receive their tickets within 3 business days of their order dates.

      The plaintiffs have moved for class certification; however, neither the motion nor discovery has been advanced to date. We have entered into a tentative settlement of this case and with the Michael Chanan case described below.

Michael Chanan vs. Tickets.com, Inc.

      In 2002, we were served in a class action lawsuit seeking damages for certain fees charged by Tickets.com. The case is pending in the same court as Smola, but under a different docket number, and before a different judge. While the individual proposed class representative complains of fees charged in connection with the will call delivery of tickets at the box office of the Chicago White Sox, the proposed class definition

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

would sweep in (on a nationwide basis and reaching back without time limitation) practically all shipping and/or handling fees charged by Tickets.com that exceeded “actual cost”.

      The class plaintiff seeks to represent is defined as follows:

All purchasers of tickets or passes (within any applicable statute of limitations), excluding Defendant, its officers, agents and employees, who purchased their tickets or passes through Tickets.com and who paid a shipping and/or handling fee in excess of the actual cost of shipping and/or handling the tickets.

      The plaintiffs have moved for class certification; however, neither the motion nor discovery has been advanced to date. We attempted to obtain dismissal of the Chanan complaint, but the Court did not entertain our arguments and has allowed the case to proceed unnarrowed.

      We have entered into a class action settlement agreement with the plaintiffs for the Smola and Chanan lawsuits. The agreement requires us to do the following; 1) publish a notice of the class action settlement in USA Today; 2) maintain a class action settlement notice website; 3) post an endorsement for agreed upon charities on the tickets.com website; and 4) pay the class actions counsel’s attorney’s fees.

      This settlement is subject to the approval of the court. We have recorded a $250 liability as of January 1, 2003 to fulfill the obligations of the settlement.

Epperson v. Entertainment Express, Inc., et al.

      In 1995, the plaintiffs brought an action against Hill Arts and Entertainment Systems (“Hill A&E”) alleging that they were owed sums for software that they had developed for Hill A&E (the “1995 Action”). Prior to 1995, Hill A&E had incurred substantial indebtedness to Irvin Richter (“Richter”), and Hill International, Inc. (“Hill”) and the assets of Hill A&E were encumbered by $12,200 in liens. While the 1995 Action was pending, Hill A&E sold its assets to Entertainment Express, Inc. (“Entertainment Express”) in exchange for a $3,000 convertible note (the “Convertible Note). Thereafter, Hill A&E’s litigation counsel moved to withdraw his appearance in the 1995 Action, which motion was granted. Subsequently a default for failure to respond to discovery was entered against Hill A&E, and judgment was entered in the plaintiffs’ favor in the amount of $422.

      In 1999, the plaintiffs commenced this action against Hill A&E, Entertainment Express (now known as Tickets.com, Inc.), Richter and Hill. The plaintiffs alleged that the sale of Hill A&E’s assets to Entertainment Express was a fraudulent transfer and that the granting of security interests to Hill and Richter in the Convertible Note were fraudulent transfers.

      In September 2001, Hill and Tickets.com filed an Answer with special defenses, claims for set off, recoupment claims, and counterclaims. In August 2001, Richter filed a Motion to Dismiss for lack of personal jurisdiction.

      In October 2001, Tickets.com and Hill moved for summary judgment. They argued that they were entitled to summary judgment on the first count of the plaintiffs’ Complaint, because Hill A&E’s assets were not “assets” within the meaning of Connecticut’s Uniform Fraudulent Transfer Act (“UFTA”) and therefore could not have been fraudulently transferred to Entertainment Express. Hill also moved for summary judgment on the second count of the plaintiffs’ Complaint, which was not addressed to Tickets.com.

      In December 2001, the plaintiffs filed a cross motion for summary judgment arguing that there were no disputed facts that the sale of Hill A&E’s assets to Entertainment Express and the creation of liens by Hill and Hill A&E in the Convertible Note were fraudulent transfers.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      In September 2004, the Court granted the summary judgment motion of Hill and Tickets.com and denied the summary judgment motion of the plaintiffs. The Court also denied Richter’s motion to dismiss. The plaintiffs have indicated that they intend to appeal the Court’s dismissal of their case.

      We do not believe that it is probable a loss has been incurred in connection with this matter. As such, we have not recorded a liability as of December 31, 2003.

Other litigation

      In the normal course of business, we are subject to ordinary litigation incidental to the business. We believe that the final outcome of these matters will not have a material adverse effect on our consolidated results of operations, financial condition, or cash flows.

10.	Mandatorily Redeemable Convertible Preferred Stock

Series F Preferred Stock

      In June 2001, we sold 10,833,333 shares of our Series F Cumulative Redeemable Convertible Preferred Stock (the “Series F Preferred Stock”) at a price per share of $0.60 for an aggregate purchase price of $6,500 less direct issuance costs of $400. In August 2001, we sold an additional 17,500,000 shares of Series F Preferred Stock at a price per share of $0.60 for an aggregate purchase price of $10,500 less direct issuance costs of $200.

Dividends

      The Series F Preferred Stock ranks senior to our common stock. If we pay cash dividends on our common stock, then the holders of the Series F Preferred Stock (the “Series F Preferred Stockholders”) will be entitled to share in such dividends on a pro rata basis as if their shares of Series F Preferred Stock had been converted into common stock.

      The dividends may be paid in cash or shares of common stock depending on whether they were payable due to a liquidation, redemption, or sale transaction. If the dividends are paid in common stock in the event of a sale transaction for which the shares of Tickets.com’s stock is not purchased, or in the case of an optional conversion, the price is determined by the Board of Directors. As a result, there is an indeterminate number of shares of common stock that could be issued. In addition, the Series F Preferred Stockholders will be paid cumulative dividends at an annual rate of (i) nine percent per annum of the Accreted Value (as defined below) over (ii) any cash dividends paid to the Series F Preferred Stockholders in accordance with the immediately preceding sentence. Such dividends accrue and compound quarterly whether or not declared by our Board, and will be added to the Accreted Value on each such quarterly date. “Accreted Value” means $0.60 plus the amount of any dividends accrued but not paid. As of December 31, 2003, we have accrued preferred dividends in the amount of $3,760 ($0.15 per share) including $1,755 accrued during the year ended December 31, 2003.

Conversion

      Each share of Series F Preferred Stock is convertible at the option of the Series F Preferred Stockholders into shares of common stock at the conversion ratio equal to (i) the Accreted Value (plus any accrued and unpaid dividends) divided by (ii) $0.60, subject to adjustment as provided under the anti-dilution adjustments described below (the “Conversion Price”). Initially, each share of Series F Preferred Stock was convertible into one share of common stock. However, as a result of a one-for-eight reverse stock split prior to 2003, each eight shares of Series F Preferred Stock became convertible into one share of common stock. This resulted in

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

a conversion price of $4.80 for each share of common stock, which was subsequently reduced to $2.36 for each share of common stock upon the issuance of the Series G Preferred Stock, discussed below.

Redemption

      We have the right (subject to the vote of the holders of the Series G Preferred Stock as described below) to redeem the Series F Preferred Stock as follows:

(1) If prior to June 2005, the Average Trading Price is equal to or greater than 250% of the Series F Preferred Stock Conversion Price, we have the right to redeem in cash all outstanding shares of the Series F Preferred Stock at the redemption price, and

(2) If on or after June 2005, but prior to June 2006, the Average Trading Price is equal to or greater than 300% of the Series F Preferred Stock Conversion Price, we have the right to redeem in cash all outstanding shares of Series F Preferred Stock at the redemption price.

      In June and August of 2006, each then outstanding share of Series F Preferred Stock will automatically be redeemed in cash at a redemption price per share equal to the greater of (i) the Accreted Value plus all accrued and unpaid dividends or (ii) the product of the Per Share Price and the number of shares of common stock into which the Series F Preferred Stock is convertible. The Per Share Price is defined as the volume-weighted average trading price of a share of common stock on each of the 20 consecutive trading days ending on and including the trading date prior to the redemption date. The redemption value based on (i) above is $32,423 ($1.27 per share). During the year ended December 31, 2003, $1,532 was accreted.

      Any holder of the Series F Preferred Stock may convert its shares of Series F Preferred Stock until we have paid the redemption price.

Voting

      The holders of the Series F Preferred Stock have the right to vote, on an as converted basis, on all matters that require a vote of the common stockholders.

Liquidation

      In the event of our liquidation, dissolution or winding up, each holder of Series F Preferred Stock will be entitled to be paid for each share of Series F Preferred Stock an amount equal to the Series F Preferred Stock Accreted Value plus accrued and unpaid dividends (the “Series F Participation Payment”) and will receive the number of shares of our common stock to which such share of Series F Preferred Stock is convertible at such time.

Anti-Dilution

      The holders of the Series F Preferred Stock are entitled to customary anti-dilution rights including, adjustments for stock splits, stock dividends or other structural changes. In addition, if we issue common stock (or securities convertible into or exchangeable for common stock) at a price per share (“New Issue Price”) less than the Series F Conversion Price then in effect, the Series F Preferred Stock Conversion Price shall be adjusted to equal the New Issue Price. As a result of the issuance of the Series G Preferred Stock, the Series F Preferred Stock Conversion Price was reduced to $2.36.

Embedded Derivatives

      The Series F Preferred Stock contains embedded derivatives that required bifurcation and separate measurement on the issuance date. The embedded derivatives were identified as the right of the Series F Preferred Stockholders to receive cash, based on the 20 day weighted average common stock value, on an

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

optional or the mandatory redemption date (the “Equity Component”). The Series F Preferred Stock is a “debt host”, as defined by Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities and related interpretations. The Equity Component, which is based on the change in our common stock value, was not considered to be clearly and closely related to the Series F Preferred Stock. We allocated $363 of the proceeds to the estimated fair value of the embedded derivatives on the issuance date. The estimated fair value of the embedded derivatives were determined using a monthly binomial lattice method. The resultant discount, as a result of the allocation to the embedded derivatives and $600 in issuance costs, is being accreted to additional paid-in capital using the effective interest method from the issuance date to the Series F Preferred Stock mandatory redemption dates of June and August 2006.

      The embedded derivatives have been recorded as a liability on the accompanying consolidated balance sheet, with increases or decreases in changes in their estimated fair value recorded as non-operating expense or income, respectively. During the year ended December 31, 2003, no change in value was recorded since their estimated fair value was zero as of January 1, 2003 and December 31, 2003.

      Upon the issuance of the Series G Preferred Stock described below, the anti-dilution provisions of the Series F Preferred Stock resulted in the triggering of a beneficial conversion feature (“BCF”). The BCF was measured on each of the commitment dates of the Series F Preferred Stock of June 2001 and August 2001, and was calculated as the difference between the fair value of our common stock on the commitment dates of $3.04 and $3.60, respectively, and the revised Conversion Price of $2.36. The $7,390 total BCF was recorded as a reduction in the carrying value of the Series F Preferred Stock and an increase in additional paid-in capital upon the issuance of the Series G Preferred Stock in March 2002. The resultant discount is being amortized to additional paid-in capital using the effective interest method from March 2002 to the Series F Preferred Stock mandatory redemption dates of June and August 2006. During the year ended December 31, 2003, $1,888 was accreted.

      During the year ended December 31, 2003, 2,200,000 shares of Series F Preferred Stock were converted into 686,766 shares of common stock. As a result of the conversion of the Series F Preferred Stock, we recorded a $870 BCF for the incremental value received by the Series F Preferred Stockholders over the amount previously recorded for the dividend accretion. This BCF has been included in the determination of net loss to common stockholders.

Series G Preferred Stock

      In March 2002, we sold 8,474,576 shares of our Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock (the “Series G Preferred Stock”). We also sold a warrant that was immediately exercisable to purchase 1,800,000 shares of our common stock for $2.36 per share. We received gross proceeds of $20,000 for the sale of the Series G Preferred Stock and the warrants and incurred $275 in issuance costs.

Dividends

      The Series G Preferred Stock ranks senior to our common stock and the Series F Preferred Stock. If we pay dividends on our common stock, then the holders of the Series G Preferred Stock will receive such dividends as if their shares of Series G Preferred Stock were converted into common stock. In addition, we will pay cumulative dividends on the Series G Preferred Stock at a rate of 9% per year of the Series G Accreted Value (as defined below), minus any cash dividends paid to the holders of the Series G Preferred Stock because of a dividend paid on the common stock, as described in the second sentence of this paragraph. The cumulative dividends will accrue and compound quarterly whether or not declared by our Board. “Series G Accreted Value” means $2.36 plus the amount of any accrued and unpaid dividends. As of December 31, 2003, we have accrued cumulative preferred dividends in the amount of $3,400 ($0.40 per share), including $1,993 accrued during the year ended December 31, 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

Conversion

      Each share of Series G Preferred Stock is convertible at the option of the holders of the Series G Preferred Stock into shares of common stock at a conversion ratio equal to the Series G Accreted Value plus all dividends accrued since the previous compounding date divided by $2.36, subject to anti-dilution adjustments as described below (the “Series G Conversion Price”). In addition, if the holders of the Series G Preferred Stock convert the Series G Preferred Stock after March 15, 2006, such holders will receive an additional amount equal to the Series G Liquidation Payment (as defined below) for each shares of Series G Preferred Stock converted, payable at the election of a majority of the holders of the Series G Preferred Stock in either cash or shares of common stock. This additional amount is payable only with respect to a maximum of 2,824,858 shares if converted prior to March 25, 2005 and a maximum of 5,649,717 shares if converted prior to March 25, 2006.

Redemption

      On March 15, 2007, we will automatically redeem all of the shares of Series G Preferred Stock in cash, at a redemption price per share equal to the greater of the Series G Liquidation Payment (as defined below) calculated on such date or the average trading price of one share of our common stock on each of the twenty consecutive trading days ending on and including the trading day prior to such date.

      In the event of a merger or consolidation of Tickets.com or a sale of our voting stock or our assets or our liquidation, dissolution or winding up, each holder of Series G Preferred Stock will be entitled to the following: (1) to be paid for each share of Series G Preferred Stock an amount equal to the Participation Factor (as hereinafter defined) times the Series G Accreted Value at the time of such event plus all dividends that have been accrued since the previous compounding date to the date of liquidation (such product, the “Series G Liquidation Payment”), and (2) to receive the number of shares of our common stock to which such share of Series G Preferred Stock is convertible upon the closing of such event. “Participation Factor” means two, but will be reduced to one in the case of a merger or sale if the Participation Reduction Amount (as hereinafter defined) is greater than two times the Series G Conversion Price. “Participation Reduction Amount” means a fraction, (A) the numerator of which is the aggregate consideration paid to the holders of our capital stock in such sale or merger plus all dividends that have accrued since compounding date, minus the aggregate Series G Accreted Value on the closing date of such sale or merger minus the amount of the Series F Participation Payment and (B) the denominator of which is the aggregate number of outstanding shares of common stock assuming the conversion of the Series G Preferred Stock, the Series F Preferred Stock and all other securities convertible into shares of common stock immediately prior to the closing date of such sale or merger. The redemption value based on the Series G Liquidation payment is $62,421 ($7.37 per share).

Voting

      The holders of the Series G Preferred Stock have the right to vote, on an as converted basis, on all matters that require a vote of the common stock. In addition, certain actions require the approval of the holders of a majority of the outstanding Series G Preferred Stock.

Anti-Dilution

      The holders of the Series G Preferred Stock are entitled to customary anti-dilution rights including, adjustments for stock splits, stock dividends and other structural changes. In addition, if we issue common Stock (or securities convertible into or exchangeable for common stock) at a price per share (“New Issue Price”) less than the Series G Conversion Price then in effect, the Series G Conversion Price shall be adjusted to equal the New Issue Price.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

Embedded Derivative

      The Series G Preferred Stock contains embedded derivatives that required bifurcation and separate measurement on the issuance date. The embedded derivatives were identified as the optional conversion feature, automatic conversion feature, and the right of the holders of the Series G Preferred Stock to receive cash equal to the 20 day weighted average common stock value on the automatic redemption date. The total fair value of the embedded derivatives on the date of issuance was estimated to be $26,441. The estimated fair value of the embedded derivatives was determined using a monthly binomial lattice method. The Series G Preferred Stock was also issued with warrants to purchase 1,800,000 of common stock at an exercise price of $2.36. We estimated the fair value of the warrants using the Black-Scholes option pricing model for a total value of $5,447.

      We allocated $31,888 to the fair value of the embedded derivatives and warrants, which resulted in an approximate $12,000 charge prior to January 1, 2003. The resultant discount of $20,000 is being accreted to additional paid in capital using the effective interest method from the issuance date to the Series G Preferred Stock mandatory redemption date of March 2007. During the year ended December 31, 2003, less than $1 was accreted.

      The embedded derivatives and warrants have been recorded as a liability on the accompanying consolidated balance sheet, with increases or decreases in changes in their estimated fair value recorded as non-operating expense or income, respectively. During the year ended December 31, 2003, $4,777 of non-operating income was recorded due to a decrease in their estimated fair value.

11.     Stockholders’ Deficit

Note Receivable — Officer

      In December 2001, we entered into a secured, full recourse promissory note with our Chief Executive Officer in the amount of $279 for the purchase of 100,000 shares of our common stock. These shares were issued at $2.79 per share, the fair market value on that date and serve as collateral for this note. The note carries an interest rate of 5% and was due in or before December 2004. As this note was issued for the purchase of common stock, we have classified this note within stockholders’ deficit on the accompanying consolidated balance sheet. As of December 31, 2003, the entire principal of the note was outstanding and all interest had been paid. The note was subsequently forgiven (Note 17).

Warrants

      We have 10,837 warrants fully vested and outstanding as of December 31, 2003 to consultants to purchase our common stock at exercise prices ranging from $18.00 to $58.50 per share.

      In May 1999, we issued to our then Series D Preferred Stockholders warrants for the purchase of up to 27,784 shares of our common stock at an exercise price of $40.50 per share. As of December 31, 2003, the warrants were fully vested and outstanding.

      In September and October 1999, we entered into ticketing service agreements with various customers. In connection with these arrangements, we issued 43,821 warrants to purchase our common stock at exercise prices ranging from $1.80 to $84.96 per share. As of December 31, 2003, the warrants are fully vested and outstanding.

      In June 2000, we entered into an agreement with Major League Baseball Advance Media, LP (“MLBAM”), the organization which licenses the online (internet) ticketing sales rights for Major League Baseball. Under the terms of the agreement, we became the provider of online ticketing services and e-commerce infrastructure for Major League Baseball. In connection with this agreement, we issued a warrant

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

to purchase 250,000 shares of our common stock at an exercise price equal to $30.45 per share. The warrant was valued at approximately $5,000 and was recorded as a contract acquisition cost on the accompanying consolidated balance sheet (Note 3). We calculated the fair value of the warrant using the Black-Scholes option pricing model based on a risk free interest rate of 6.28%, a life of 3.0 years, expected volatility of 123%, and a dividend yield of 0%. During the year ended December 31, 2003, the warrant to purchase 250,000 shares of common stock expired unexercised.

      In connection with the issuance of our Series G Preferred Stock in 2002, we issued a warrant to purchase 1,800,000 shares of our common stock for $2.36 per share. The warrant was valued at $5,447 using the Black-Scholes option pricing model based on a risk free interest rate of 5.49%, a life of 7.0 years, expected volatility of 150%, and a dividend yield of 0%. The warrants are exercisable and outstanding as of December 31, 2003.

      In accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, we have classified outstanding warrants as liabilities since we have an indeterminate number of shares of common stock that could be issued and our warrant agreements permit net-share settlement; accordingly, net-share settlement is not controlled by us. Increases or decreases in the estimated fair value of the warrants are recorded as non-operating loss or income on the accompanying consolidated financial statements. During the year ended December 31, 2003, we recorded $812 in other non-operating income due to the reduction in the estimated fair value of the warrants.

      The fair value of the warrants was estimated using the Black-Scholes option pricing model using assumptions applicable for each warrant at the end of each period. The weighted average variables used are as follows:

	January 1,	December 31,
	2003	2003

Exercise price	$6.62	$3.47
Remaining life (years)	5.45	5.12
Volatility	144%	158%
Dividend yield	0%	0%

      Warrant activity for the year ended December 31, 2003 is as follows:

	Number of	Weighted-Average
	Warrants	Exercise Price

Outstanding as of January 1, 2003	2,137,869	$6.62
Expired	(255,427)	29.80

Outstanding as of December 31, 2003	1,882,442	3.47

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      The following table summarizes information about warrants outstanding and exercisable as of December 31, 2003:

	Warrants Outstanding and Exercisable

		Weighted
		Average	Weighted
		Remaining	Average
	Number	Contractual	Exercise
Range of Exercise Prices	Outstanding	Life	Price

$ 1.80 - $ 2.36	1,801,111	5.23	$2.36
$18.00 - $36.00	50,490	1.13	18.89
$40.50 - $84.96	30,841	4.93	43.24

	1,882,442	5.12	3.47

Shares reserved for issuance

      We have reserved 50,091,393 shares of our common stock for the conversion of preferred stock and the exercise of stock options and warrants.

12.	Stock Option Plans

      Since our inception, the Board and shareholders have approved various stock option and incentive plans (collectively referred to as the “Stock Options Plans” hereinafter). The Stock Option Plans authorized the issuance of options for the purchase of up to 4,161,405 shares of our common stock to employees and non-employees who provide services for us. The exercise prices are determined by the compensation committee of the Board, or the plan administrator in certain cases, and may not be less than 100% of the fair market value of our common stock at the date of grant. The options generally vest quarterly over a four-year period and have a term of ten years.

      Options authorized for issuance under the Stock Option Plans will automatically increase on the first trading day in January each year by an amount equal to 3.5% of the total number of shares of common stock outstanding on the last trading day of December in the prior year, but in no event will this annual increase exceed 277,778 shares. In addition, no participant under one of the Stock Option Plans may be granted stock options or direct stock issuances for more than 500,000 shares of common stock in any calendar year.

      Stock option activity for the year ended December 31, 2003 is as follows:

	Number of	Weighted-average
	Options	Exercise Price

Outstanding as of January 1, 2003	1,763,004	$10.12
Granted	366,928	0.60
Forfeitures	(396,006)	10.48

Outstanding as of December 31, 2003	1,733,926	$8.03

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      The following table summarizes information about stock options outstanding and exercisable as of December 31, 2003:

	Options Outstanding
				Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$ 0.51 - $ 0.60	115,000	9.47	$0.54	11,874	$0.53
$ 0.62 - $ 0.62	220,356	7.98	0.62	100,286	0.62
$ 0.98 - $ 2.05	291,022	8.51	1.59	103,975	1.64
$ 2.10 - $ 2.72	8,614	7.69	2.18	5,786	2.22
$ 2.79 - $ 2.79	667,500	7.96	2.79	402,500	2.79
$ 3.08 - $ 18.00	225,154	5.23	9.08	213,811	9.26
$ 18.50 - $ 49.50	167,736	5.10	37.80	166,990	37.89
$ 72.00 - $ 72.00	32,533	5.71	72.00	32,533	72.00
$100.08 - $100.08	2,440	5.84	100.08	2,440	100.08
$112.50 - $112.50	3,571	6.15	112.50	3,356	112.50

$ 0.51 - $112.50	1,733,926	7.48	$8.03	1,043,551	$12.12

Stock Option Exchange Offer

      Prior to January 1, 2003, we completed an offering to our employees, excluding officers, whereby an employee could voluntarily exchange options with an exercise price greater than or equal to $6.00 per share. Under this program, employees holding options to purchase shares of our common stock were given the opportunity to exchange their existing options for new options to purchase a number of shares equal to 75% of the options cancelled at the then fair market value of our common stock on the new grant date. A total of 129,698 options with a weighted-average exercise price of $49.54 were tendered pursuant to this program. In July 2002, those options were accepted and cancelled by us. We undertook to grant new options, in lieu of the tendered options, to the affected employees. The new options were not to be granted until at least six months and one day after acceptance of the old options for exchange and cancellation. The new options, which totaled 89,322, were granted in January 2003 at the then fair market value of our common stock on the new grant date. The remaining options of 7,951 were not granted as the employees terminated their employment with us prior to the new grant date.

13.	Benefit Plan

      We maintain a defined contribution benefit plan (the “401(k) Plan”) covering substantially all of our employees. Our contributions to the 401(k) Plan are voluntary and at the discretion of Tickets.com. There were no matching contributions from us for the year ended December 31, 2003.

14.	Income Taxes

      The components of net loss for the year ended December 31, 2003 consists of the following:

United States	$(5,229)
Foreign	(111)

Total	$(5,340)

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      The significant components of our net deferred tax asset as of December 31, 2003 are as follows:

Net operating loss carryforwards	$86,154
Legal reserves	1,069
Depreciation and amortization	(196)
Tax credits	857
Accrued liabilities	686
Other	(309)

88,261
Valuation allowance	(88,261)

Deferred tax asset, net	$—

      As of December 31, 2003, we had net operating loss carryforwards for federal income tax purposes of approximately $236,000, which begin to expire in 2011. Additionally, we had net operating loss carryforwards for California income tax purposes of approximately $62,000 which begin to expire in 2005. We also have net operating loss carryforwards from our foreign operations totaling $2,000, which have no expiration date. The tax credits expire at various dates from 2019 through 2023.

      The Internal Revenue Code of 1986, as amended, imposes substantial restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382. Events which may cause limitations in the amount of the net operating losses that we may use in any one-year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. There have been transactions that have changed our ownership structure since our inception that may have resulted in one or more ownership changes as defined by the Internal Revenue Code of 1986. Accordingly, our ability to use net operating loss carryforwards may be limited.

      A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. We have established a full valuation allowance on the aforementioned deferred tax asset due to the uncertainty of realization.

      The net change in the valuation allowance for the year ended December 31, 2003 was an increase of $3,486.

      Our effective tax rate differs from the federal statutory rate for the year ended December 31, 2003 as follows:

Federal statutory rate at 35%	$(1,869)
Non-taxable items	(1,686)
Non-deductible items	34
Expiration of capital loss	35
Change in valuation allowance	3,486

$—

15.	Segment Reporting, Customer Concentrations and Geographic Reporting

      We operate under one operating segment, “Ticketing Solutions.” We have made this determination based on the financial information our chief decision maker, our Chief Executive Officer, routinely uses to make resource allocation decisions.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

      Information by geographic area is presented below. All inter-geography sales and cost of sales have been eliminated. Additionally, we have included all corporate and product development activities in the geography where the expenditures are incurred.

      Geographic information is as follows for the year ended December 31, 2003:

Revenue
Domestic	$59,819
International	7,030

Total revenues	$66,849

Gross profit
Domestic	24,435
International	4,658

Total gross profit	$29,093

Operating income (loss)
Domestic	$(10,709)
International	548

Loss from operations	$(10,161)

      The operating loss for the domestic segment reflects a $2,303 charge for goodwill impairment (Note 5) and an impairment on long-lived assets of $1,087.

      We have long-lived assets with a net book value of $1,914 and $334 in our domestic and international geographies, respectively.

Customer Concentration

      During the year ended December 31, 2003, we recorded revenue of approximately $11,100 from MLBAM and there is $362 due from MLBAM included in accounts receivable as of December 31, 2003. This revenue is included in our domestic operations.

Geographic Information

      We generate revenue from customers located in North America, Europe, and Australia. Revenue for the year ended December 31, 2003 by territory is as follows:

North America	$59,819
Europe	5,651
Australia	1,379

$66,849

      Of the $5,651 in revenue recorded in Europe, $4,898 was derived from revenue generated in the United Kingdom. North America consists of the United States and Canada, of which the United States represented approximately 99% of total revenue from North American customers.

TICKETS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands, except share and per share information)

16.	Related Party Transactions

      Our majority investor, which has 64% of the voting rights based on its investment in our common stock and Series F and G Preferred Stock as of December 31, 2003, has 2 representatives on our Board.

      We had a $279 note receivable outstanding from our Chief Executive Officer as of January 1, 2003 and December 31, 2003 (Notes 11 and 17).

      We issued 250,000 warrants to our significant customer, MLBAM (Notes 11 and 15) and sold certain of our rights to be the online ticketing provider back to MLBAM (Note 17).

17.	Subsequent Events

Recovery of Contract Claim

      As a result of the Excite bankruptcy proceeding, we received an additional $4,200 in January 2004 and $1,300 in July 2004 for the recovery of our contract claim (Note 4).

Sale of Customer Rights

      In April 2004, we sold the rights to be the online ticketing provider for four Major League Baseball teams back to MLBAM. We had obtained the rights through our agreement with MLBAM, which was executed in January 2003. As consideration, we received an upfront payment of $1,250 in cash in April 2004 and a promissory note for $4,250. The note is payable in quarterly installments beginning in the second quarter of 2005.

Forgiveness of Officer Note

      In April 2004, the Compensation Committee of the Board granted the Chief Executive Officer a special bonus as consideration for his performance during 2003. In lieu of providing a cash bonus, the Compensation Committee of the Board agreed to forgive his Secured Full Recourse Promissory Note (Note 11), which was due in full December 2004. During the year ended December 31, 2003, the amount forgiven of $279 was recorded as a bonus expense.

Legal Proceeding — Tickets.com v. H’Town Arena Theatre, Inc.

      In May 2004, H’Town Arena (“H’Town”) terminated a ticketing services agreement with us, claiming that we had violated the Texas Deceptive Trade Practices — Consumer Protection Act (“DPTA”) because we maintained too few retail ticket outlets in the Houston area. H’Town demanded that we pay it damages and attorney’s fees totaling $127. We immediately sued H’Town for breach of contract and to recover $163 in revenue sharing that we had prepaid to H’Town. H’Town answered the suit and filed a counterclaim, asserting claims for breach of contract, fraud, violation of the DTPA, and seeking damages of $500 plus attorney’s fees. We believe that H’Town’s claims are without merit and intend to vigorously pursue our breach of contract and damages claims against H’Town. Accordingly, we have not recorded any amount as a loss contingency based on our belief that the possibility of incurring a loss related to this matter is not probable.

Conversions of Preferred Stock

      In January 2004, 2,300,000 shares of our Series F Preferred Stock were converted to 733,071 shares of our common stock.

      In September 2004, 1,666,664 shares of our Series F Preferred Stock were converted to 562,697 shares of our common stock.